RULE 10F-3 TRANSACTIONS REPORT
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                      April 1, 2001 through March 31, 2002
             Affiliated Underwriter: Banc of America Securities, LLC
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                          Type of
                          Security*   Date                                       Principal/           Price                % of
                          (1), (2)   Offering  Purchase                           Shares              Paid        % of     Fund
             Issuer       (3), (4)  Commenced    Date     Selling Broker**       Purchased  Price     by Fund      Issue   Assets
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
NATIONS FUND, INC.
NATIONS SMALL COMPANY
Global Power                     1   05/17/01  05/17/01   CS First Boston          12,756   $20.00     $255,120     0.17%   0.03%
VANS                             1   05/23/01  05/23/01    Merrill Lynch           45,584   $23.15   $1,055,270     1.63%   0.14%
Unilab Corporation               1   06/05/01  06/05/01   CS First Boston          21,294   $16.00     $340,704     0.32%   0.04%
The Phoenix Companies, Inc       1   06/19/01  06/19/01   Morgan Stanley          153,023   $17.50   $2,677,903     0.31%   0.36%
MedCath Corporation              1   07/24/01  07/24/01   Deutsche Banc            63,640   $25.00   $1,591,000     1.06%   0.21%
                                                           Alex Brown
Fisher & Paykel Healthcare       1   11/13/01  11/13/01   Deutsche Banc            50,976   $18.00     $917,568     1.16%   0.12%
                                                           Alex Brown
Clark/Bardes Consulting          1   11/15/01  11/15/01   JP Morgan/Chase         234,440   $19.00   $4,454,360     6.47%   0.60%
Endocare                         1   11/16/01  11/16/01     UBS Warburg           254,925   $17.00   $4,333,725     6.37%   0.58%
VCA Antech Inc.                  1   11/20/01  11/20/01    Credit Suisse          425,064   $10.00   $4,250,640     3.04%   0.55%
                                                           First Boston
Heartland Express                1   01/17/02  01/17/02    Bear Stearns            34,196   $30.75   $1,051,527     1.14%   0.15%
OM Group                         1   01/17/02  01/17/02   Credit Suisse            78,640   $59.00   $4,639,760     2.25%   0.67%
                                                           First Boston

NATIONS EQUITY INCOME
Heller Financial                 1   04/26/01  04/26/01      JP Morgan            250,000    25.00      $62,500     0.14%   0.02%
RC Trust I (Raytheon), 8.25%     1   05/03/01  05/03/01   CS First Boston         100,000    50.00      $50,000     0.67%   0.01%
Citizens Communication Co.       1   06/13/01  06/13/01   Morgan Stanley          250,000    25.00      $62,500     1.56%   0.02%
Cablevision                      1   10/17/01  10/17/01   Salomon Smith             9,600   $36.05     $346,080     0.04%   0.13%
                                                              Barney
Motorola pdf                     1   10/26/01  10/26/01   Salomon Smith             8,520   $50.00     $426,000     0.04%   0.18%
                                                              Barney
Anthem pdf , 6%, 11/15/2004      1   10/30/01  10/30/01    Goldman Sachs            8,000   $50.00     $400,000     0.20%   0.21%
King Pharmaceuticals, 2.75%      3   11/01/01  11/01/01    Credit Suisse          260,000  $100.00     $260,000     0.09%   0.13%
                                                           First Boston
Agilent Technologies 3%                                    Salomon Smith
  CV Bond, 12/01/2021            3   11/20/01  11/20/01       Barney              520,000  $100.00     $520,000     0.52%   0.03%
Boise Cascade                    1   11/29/01  11/29/01    Goldman Sachs            3,160   $50.00     $158,000     0.01%   0.01%
Gtech Corporation                3   12/13/01  12/13/01    First Boston           760,000  $100.00     $760,000     0.45%   0.45%
Ford Motor Pfd 6.5%, 01/15/2032  1   01/24/02  01/24/02    Goldman Sachs            3,000   $50.00     $150,000     0.17%   0.10%

NATIONS PRIME
Honda Auto Receivables
  Owner Trust 2001-2 AI          1   07/24/01  07/24/01   JP Morgan Chase      29,000,000   100.00  $29,000,000     0.66%   0.49%
Americredit Automobile
  Receivables Trust 2002-A       1   02/13/02  02/13/02    Credit Suisse       25,000,000  $100.00  $25,000,000    10.00%   0.42%
                                                           First Boston
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* The following designations identify whether the securities are: (1) part of a
Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an
Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the
Investment Company Act of 1940, as amended.

** The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund and any other investment companies advised by a Sub-Adviser or Adviser to the Funds may not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).